UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2015

 Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16633	84-1460811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado 80301
(Address of principal executive offices, including Zip Code)

(303) 381-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2015, and on the recommendation of the Compensation Committee, the independent directors of the Board of Directors of Array approved the performance bonus program for annual bonus awards that may be earned by employees of the Company, including the Company's executive officers, for fiscal 2016. Under the bonus program, certain of the Company's employees, including its executive officers, will be entitled to earn a bonus payable in cash, stock or stock option equivalents based upon the achievement of certain specified performance goals and objectives relating to the Company and to each individual participant. To the extent the corporate and individual performance goals are met, each participant may be eligible to receive a target bonus calculated by multiplying the participant's base salary by a percentage value later assigned to the participant or to his or her position with the Company by the Compensation Committee. A percentage of this target bonus amount may be awarded following the end of the fiscal year to the extent the Compensation Committee determines the corporate and individual performance goals are met. The plan can be amended in whole or in part by the Compensation Committee at any time until paid. The Compensation Committee recommended, and the independent directors of the Board, approved the specific performance goals for fiscal 2016 under the performance bonus program. The performance bonuses for 2016 will be based both on individual performance and on the Company's performance relative to the following performance criteria: financial goals relating to revenue, year-end cash, cash equivalents and accounts receivable balance, and partnership objectives, discovery research goals and clinical development goals. Threshold, target and stretch targets were established for each of the goals, with threshold achievement resulting in 70% payout, target achievement resulting in 100% payout and stretch achievement resulting in 150% payout under the program. In determining the bonus awards for fiscal 2016, the foregoing goals will be weighted at the target level as follows: financial goals 20%; discovery research goals 20%; clinical development goals 60%. A description of the performance bonus program is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Description of performance bonus program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2015	Array BioPharma Inc.

	By:	/s/ DAVID HORIN
David Horin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Description of performance bonus program